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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of Telephone and Data Systems, Inc., of our report dated January 28, 1998 (except with respect to the matters discussed in Note 5, "American Paging Merger"; and in Note 16, as to which the date is February 18,
1998) on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries (the "Company") included in the Company's 1997 Annual Report to Shareholders, to the inclusion in this Form 10-K of our report dated January 28, 1998 (except with respect to the matters discussed in Note 5, "American Paging Merger"; and in Note 16, as to which the date is February 18,
1998) on the financial statement schedules of the Company, and to the incorporation of such reports into the Company's previously filed S-8 Registration Statements, File No. 33-1192, File No. 33-4420, File No. 33-35172, File No. 33-57257, File No. 33-64035, File No. 333-01041 and File No. 333-23947,
and into the Company's previously filed S-3 Registration Statements, File No. 33-8564, File No. 33-8857, File No. 33-28348, File No. 33-68456, File No.
33-59435 and File No. 333-38355, and into the Company's previously filed S-4 Registration Statements, File No. 33-45570, File No. 33-64293, File No. 33-62925 and File No. 333-42535.

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 26, 1998

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